                        SECTION 240.14a-101 SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12
                           AMERICAN INDEPENDENCE CORP.
.............................................................................
                (Name of Registrant as Specified In Its Charter)

.............................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         .......................................................................

         2) Aggregate number of securities to which transaction applies:

         .......................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         .......................................................................

         4) Proposed maximum aggregate value of transaction:

         .......................................................................

         5) Total fee paid:

         .......................................................................


[ ] Fee paid previously with preliminary materials.




[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         .......................................................................

         2) Form, Schedule or Registration Statement No.:

         .......................................................................

         3) Filing Party:

         .......................................................................

         4) Date Filed:

         .......................................................................

                          AMERICAN INDEPENDENCE CORP.

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 2003
                              -------------------

To the Stockholders of
AMERICAN INDEPENDENCE CORP.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMERICAN INDEPENDENCE CORP. (the 'Company') will be held on Friday, June 19, 2003 at 10:00 A.M., EDT, at the Grand Havana Room, 666 Fifth Avenue, 39th Floor, New York, New York, 10103 for the following purposes:

           1.  To elect seven directors of the Company;
           2. To vote upon a proposal to ratify the selection of independent auditors; and
           3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    Only stockholders of record at the close of business on April 30, 2003 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

    Your attention is directed to the Proxy Statement submitted with this notice. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, SUCH STOCKHOLDER MAY REVOKE SUCH PROXY AND VOTE SUCH SHARES IN PERSON. No postage need be affixed to the enclosed envelope if mailed in the United States.

                                            By Order of the Board of Directors

                                            /s/ David T. Kettig
                                            ...................................
                                            DAVID T. KETTIG
                                            Secretary

April 30, 2003

                          AMERICAN INDEPENDENCE CORP.
                               485 MADISON AVENUE
                               NEW YORK, NY 10022
                                  212-355-4141

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Independence Corp. (the 'Company') of Proxies to be used at the Annual Meeting of Stockholders to be held at the Grand Havana Room, 666 Fifth Avenue, 39th Floor, New York, New York 10103 on June 19, 2003 at 10:00 A.M., EDT. In addition to solicitation of Proxies by mail, the directors, officers and employees of the Company may solicit Proxies personally, by telephone, telefax or telegram. The expense of all such solicitation, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company will, upon request, reimburse brokers, banks or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. This Proxy Statement and the accompanying Proxy and the Company's Annual Report to Stockholders, which contains financial statements for the year ended September 30, 2002, will first be mailed to stockholders of the Company on or about May 16, 2003.

    If the enclosed form of Proxy is executed and returned, it will be voted as directed by the stockholder. If no directions are given, Proxies will be voted
(i) for election as directors of all of the nominees specified therein and
(ii) for the ratification of the selection of KPMG LLP ('KPMG') as independent auditors for the calendar year 2003. A Proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the Annual Meeting of Stockholders, by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's Proxy will not be used at the meeting by holders of the Proxy.

    Only stockholders of record as of the close of business on April 30, 2003 will be entitled to vote at the meeting. On March 31, 2003, the Company had outstanding and entitled to one vote per share 8,411,973 shares of Common Stock, par value $.01 per share ('Common Stock'). An additional 763,500 shares of Common Stock are held in treasury by the Company and are not entitled to vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    If no contrary instruction is indicated, shares represented by properly executed Proxies in the accompanying form of proxy will be voted by the persons designated in the printed portion thereof (i) FOR the election of the nominees named below to serve as directors for a one-year term and (ii) FOR the ratification of the selection of KPMG as independent auditors for the calendar year 2003. Each director must be elected by the affirmative vote of a plurality of the votes cast at the meeting by the holders of shares of Common Stock represented in person or by Proxy. Approval of KPMG as independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting.

    Management does not know of any other matters to be brought before the meeting at this time; however, if any other matters are brought before the meeting, the proxy holder shall vote in his discretion with respect to the matter. In the event a stockholder specifies a different choice on the Proxy, such stockholder's shares will be voted or withheld in accordance with the specifications so made. Should any nominee for director named herein become unable or unwilling to accept nomination or election, it is intended that the persons acting under proxy will vote for the election of such other person as the Board of Directors of the Company may recommend unless the number of directors is reduced by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

                             PRINCIPAL STOCKHOLDERS

    Listed below are the number of shares of Common Stock beneficially owned by the holders of more than 5% of the Common Stock of the Company after giving effect to the tender offer by Madison Investors Corporation for 1 million shares.

                                                              NUMBER OF      PERCENTAGE
                                                               COMMON            OF
                                                                STOCK        OUTSTANDING
                                                               SHARES          SHARES
                                                            BENEFICIALLY    BENEFICIALLY
                 NAME OF BENEFICIAL OWNER                       OWNED           OWNED
                 ------------------------                       -----           -----
5% Owners(1):
    Madison Investors Corporation(2)......................    2,666,666         31.7%
    Mediacom LLC(3).......................................      539,053          6.4%
    White Rock Capital Management, L.P.(4)................      584,333          6.9%

---------

(1) Based on filings by such owners with the Securities and Exchange Commission supplemented, in the case of Madison Investors Corp. ('MIC'), by information provided to the Company in response to a questionnaire.
(2)  The business address of MIC is 96 Cummings Point Road,
     Stamford, CT 06902.
(3)  The business address is 100 Crystal Run Road, Middletown, NY
     10941.
(4) Includes shares that may be deemed to be beneficially owned by White Rock Capital Partners, L.P.; White Rock Capital Management, L.P.; White Rock Capital, Inc.; Thomas U. Barton; and Joseph U. Barton. Their business address is 3131 Turtle Creek Blvd., Dallas, TX 75219.

                              -------------------

    The following table sets forth for each director of the Company and the other most highly compensated executive officer of the Company for the year ended September 30, 2002 (the 'Named Officer'), and for all directors and the Named Officer of the Company as a group, information regarding beneficial ownership of Common Stock as of March 31, 2003. The Company did not have a Chief Executive Officer during its last fiscal year.

                                                      NUMBER OF      PERCENTAGE
                                                       COMMON            OF
                                                        STOCK        OUTSTANDING
                                                       SHARES          SHARES
                                                    BENEFICIALLY    BENEFICIALLY
             NAME OF BENEFICIAL OWNER                   OWNED           OWNED
             ------------------------                   -----           -----
Named Officers and Directors:
    Edward A. Bennett(1)..........................      91,218          1.07%
    Robert C. Harris, Jr.(2)......................      76,044         *
    Edward Netter(3)..............................          --            --
    Myron M. Picoult..............................          --            --
    Ronald I. Simon(4)............................      56,197         *
    Roy T.K. Thung(5).............................      33,334         *
    Martin E. Winter..............................          --            --
    George L. Hernandez...........................      16,667         *
    As a group....................................     273,460          3.16%

---------

(1) Includes 86,218 shares issuable pursuant to options exercisable within 60 days of March 31, 2003.
(2) Constitutes 76,044 shares issuable pursuant to options exercisable within 60 days of March 31, 2003.
(3) A group consisting of Geneve Holdings, Inc. ('GHI') and certain of its affiliates are the beneficial owners of 4,530,895 shares of common stock of Independence Holding Company ('IHC'), which represents 58% of the outstanding common stock of IHC as of March 31, 2003. MIC is a wholly-owned subsidiary of IHC and owns 2,666,666 shares of the Company's common stock. Mr. Netter, Chairman and a Director of IHC, is an Executive Officer and a Director of GHI. Mr. Netter and members of his family control GHI by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of the Company's common stock owned by MIC.
(4) Includes 47,878 shares issuable pursuant to options exercisable within 60 days of March 31, 2003.
(5) Constitutes 33,334 shares issuable pursuant to options exercisable within 60 days of March 31, 2003.
  *  Represents less than 1% of the outstanding Common Stock.

                                   PROPOSAL 1
                       NOMINEES FOR ELECTION AS DIRECTORS

    Seven directors will be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until such director's successor shall be elected and shall qualify.

    It is intended that shares represented by Proxies will be voted for the election of the nominees named below. If at the time of the meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director.

    The persons named below have been nominated for election as directors. All of such nominees presently serve as directors of the Company.

    EDWARD A. BENNETT, age 56, has served as a member of the Company's Board of Directors since January 1998, and Acting Non Executive Chairman of the Board of Directors since June 2001. Mr. Bennett is a Director at Vaultus, Inc., a wireless data solutions provider, and was the Chairman of the Board of Vaultus, Inc. until March 2002; Engage Technologies Inc., a provider of content management software for multichannel marketing; RealNames Corporation, a global infrastructure provider of Keywords; and Key3Media Group, Inc., a producer of information technology tradeshows and conferences. From 2000 to 2001, Mr. Bennett was a Partner of (212) Ventures, a venture capital firm dedicated to investing in infrastructure and wireless Internet services and technologies. From 1997 until 2002, Mr. Bennett served as President and Chief Executive Officer of Bennett Media Collaborative, a new media, Internet and technology consulting company. Mr. Bennett also served as President and Chief Executive Officer of Prodigy Ventures, an Internet/technology investment firm, from June 1996 to June 1997, and as President and Chief Executive Officer of Prodigy Services Corporation, an Internet services company, from April 1995 to June 1996. Prior to that, Mr. Bennett spent 15 years at Viacom Inc. in different operating roles. At Viacom Inc. he served as President and Chief Executive Officer at VH-1 Networks from 1989 to 1994, and as Executive Vice President and Chief Operating Officer at Viacom Cable from 1979 to 1989.

    ROBERT C. HARRIS, JR., age 56, has served as a member of the Company's Board of Directors since May 1998. Mr. Harris has served as a Senior Managing Director and Vice Chairman of Technology Investment Banking of Bear, Stearns & Co. Inc. since November 1997. Mr. Harris has served on the boards of several public companies and currently serves on the boards of MDSI Mobile Data Solutions, Inc. and several privately held companies. From 1989 to 1997, Mr. Harris was a co-founder and a Managing Director of Unterberg Harris, a registered broker-dealer and investment advisory firm. From 1984 to 1989, Mr. Harris was a General Partner, Managing Director, and Director of Alex Brown & Sons.

    EDWARD NETTER, age 70, has served as a member of the Company's Board of Directors since July 2002. Mr. Netter has served as Chairman of the Board of Directors and as a Director of Independence Holding Company, a life and health insurance holding company ('IHC'), since December 1990. Mr. Netter served as Chief Executive Officer of IHC from December 1990 until January 2000. Mr. Netter has served as Chairman of the Board of Directors since February 1978 and as a Director since 1977 of Geneve Corporation, a private diversified holding company and subsidiary of GHI ('Geneve'). Since January 1998, Mr. Netter has also served as a Director of The Aristotle Corporation, a publicly held company which is a leading manufacturer and global distributor of educational, health and agricultural products ('Aristotle').

    MYRON M. PICOULT, age 61, has served as a member of the Company's Board of Directors since December 2002. Since July 2002, Mr. Picoult has been a self-employed advisor working exclusively for Lazard Freres & Company, an investment bank, with regard to all facets of the insurance industry. From July 1996 through July 2002, Mr. Picoult was a Senior Advisor/Financial Institutions Group at Dresdner Klienwort Wasserstein, an investment bank. From August 1995 to July 1996, he was a Managing Director and Senior Insurance Analyst for First Manhattan Company, an investment firm. From June 1979 to June 1995, Mr. Picoult was a Managing Director and Senior Insurance Analyst for Oppenheimer & Company, Inc., an investment bank. From February 1971 through May 1979, he was a Limited Partner and Senior Insurance Analyst for Bear, Stearns and Company, an investment bank.

    RONALD I. SIMON, age 64, has served as a member of the Company's Board of Directors since September 1995, Chairman of the Board of Directors from August 1997 until April 1999, Vice Chairman of the Board of Directors from April 1999 to February 2001, and Acting Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer from February 2001 to May 2001. From May 1997 through April 2000, Mr. Simon served as Executive Vice President and Chief Financial Officer of Western Water Company, and as a Director of the company from September 1999 to September 2001. Mr. Simon served as a Director of Collateral Therapeutics Inc., a developer of non-surgical gene therapy procedures for the treatment of cardiovascular diseases, from May 1999 through July 2002, when the company was acquired by Schering, AG. From August 2001 through June 2002, Mr. Simon served as Chief Financial Officer of Wingcast, Inc., a joint venture of Ford Motor Company and Qualcomm, Inc. Since April 2003, he has served as Director of BDI Investment Corp., a closely-held regulated investment company. Since March 2003, Mr. Simon has served as a Director of WFS Financial, Inc., one of the nation's largest independent automobile finance companies.

    ROY T.K. THUNG, age 59, has served as a member of the Company's Board of Directors since July 2002. Mr. Thung has served as Chief Executive Officer, President and as a Director of IHC since January 2000. From July 1999 to December 1999, Mr. Thung served as President, Chief Operating Officer and as a Director of IHC. From November 1993 to July 1999, Mr. Thung served as Executive Vice President, Chief Financial Officer, Treasurer and as a Director of IHC. From October 1993 to July 1999, Mr. Thung served as Executive Vice President and Chief Financial Officer of Geneve. Since July 1999, Mr. Thung has served as Executive Vice President of Geneve. Since June 2002, Mr. Thung has also served as a Director of Aristotle.

    MARTIN E. WINTER, age 49, has served as a member of the Company's Board of Directors and Chairman of the Audit Committee since December 2002. In October, 2002 Mr. Winter founded and became Chief Executive Officer of Independent Board Advisory Services, which provides clearly defined solutions and objective financial analysis to audit committees and boards of directors of publicly held companies. From 1988 to September, 2002, Mr. Winter was a principal (since
1994), Senior Vice President and Director and served in various capacities, including Chief Financial Officer, with MD Sass Investors Services, Inc. and affiliated companies, a privately held investment management firm with approximately $7 billion of assets under management at September 30, 2002. For more than five years prior to 2000, Mr. Winter served as Secretary and Treasurer of Corporate Renaissance Group, Inc., a publicly traded business development company.

                      EXECUTIVE OFFICER OF THE REGISTRANT

    The only Executive Officer as of September 30, 2002 of the Company is listed below:

    GEORGE L. HERNANDEZ, age 43, served as an officer of the Company from January 2001 to December 2002, including as Vice President Finance and Administration from January 2001, Secretary from April 2001, and acting Chief Operating Officer from May 2001. From November 1999 to November 2000, Mr. Hernandez served as Vice President Finance and Administration and Treasurer for iLux Corporation, a provider of e-marketing solutions for e-commerce Web sites. During 1999 and part of 1998, Mr. Hernandez held various consulting positions at ChipPac, Inc, Lucent Technologies, Inc, ADAC Laboratories, Inc., and Fujitsu. Prior to that Mr. Hernandez served in various finance roles at Envirotest Systems, Inc., Micronics Computers Inc., Spectrum HoloByte, Inc., Sega of America, Inc., Paramount Pictures, Inc. and KPMG LLP. Mr. Hernandez is a Certified Public Accountant in the State of California.

                             DIRECTOR COMPENSATION

    In April 2001, the Company's Board of Directors appointed a Special Committee, comprised of Messrs. Bennett, Harris and Simon, for the purpose of pursuing and evaluating potential corporate transactions relating to the future strategic direction of the Company. In July 2001, the Company's Board of Directors approved the payment of a fee of $20,000 per month to each member of the Special Committee until such time as the Special Committee be discontinued by the Company's Board of Directors. The Special Committee was discontinued as of November 30, 2001. Mr. Harris declined the Special Committee fee. From November 30, 2001, to November 14, 2002, the Directors received no monetary compensation for their service as members of the Company's Board of Directors.

    Upon the acquisition of Independence American Holdings Corp. from SSH Corp. and Independence Holding Company on November 14, 2002, Messrs. Bennett and Simon were each paid director's fees of $50,000 relating to such acquisition. Mr. Harris waived such fees. Each Director will be paid $18,000 per year, in addition to $1,000 per Board of Directors meeting attended plus expenses. Mr. Harris has also waived these fees. The Directors serving on the Company's Audit Committee will also receive an additional $7,500 per year. On November 15, 2002, the Company's Board of Directors granted to Messrs. Bennett, Harris and Simon options to purchase 6,667 shares of the Company's common stock at that day's closing price of $8.07 per share, which are immediately vested. Messrs. Netter and Thung declined these option grants and all director fees.

    Pursuant to the Company's 1998 Stock Incentive Plan's Automatic Option Grant Program, each individual who is first elected or appointed as a non-employee board member at any time on or after the effective date of October 8, 1998 will automatically be granted, on the date of such initial election or appointment, a non-statutory option to purchase 6,667 shares of the Company's common stock, provided that the individual has not previously been in the employ of the Company (or any parent or subsidiary of the Company). In addition, each such individual will automatically be granted one or more additional non-statutory options for 6,667 shares of common stock, with the first such additional 6,667 share grant to be made at the annual stockholders meeting which is held in the third calendar year after the calendar year in which he received the initial 6,667 share grant, each such additional 6,667 share grant to be made at every third annual stockholders meeting held thereafter for so long as such individual continues to serve as a non-employee board member. Each such option under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of the Company's common stock on the option grant date and a maximum term of ten years measured from the grant date. Each such option will be immediately exercisable for all applicable option shares, and the shares subject to each automatic option grant will vest in six successive equal semi-annual installments upon the optionee's completion of each six months of board service over the thirty-six month period measured from the option grant date. Messrs. Picoult and Winter received their initial grants on December 13, 2002 at $8.01 per share.

                             EMPLOYMENT AGREEMENTS

    The Company entered into an employment agreement with George L. Hernandez on January 5, 2001, under which Mr. Hernandez had an annual salary of $180,000 and was granted non-qualified options to purchase 16,667 shares of the Company's common stock, vesting on the termination of his employment by the Company. Mr. Hernandez's employment was terminated in December 2002.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth compensation paid by the Company and its subsidiaries to the Named Officer for services rendered for the last three fiscal years.

                                                                             LONG-TERM COMPENSATION
                                                                       -----------------------------------
                                                 ANNUAL COMPENSATION            AWARDS
                                    ---------------------------------------------                  PAYOUTS
                                                                       -------------------------   -------
            (a)              (b)      (c)       (d)         (e)           (f)           (g)          (h)         (i)
                                                                       RESTRICTED    SECURITIES
                                                        OTHER ANNUAL     STOCK       UNDERLYING     LTIP      ALL OTHER
                                     SALARY    BONUS    COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)         ($)           ($)           (#)          ($)         ($)
---------------------------  ----     ---       ---         ---           ---           ---          ---         ---
George L. Hernandez(1) ....  2002    186,923       --          --            --            --      $   --      113,861
 Acting Chief Operating      2001    131,135       --          --            --        16,667          --      191,205
 Officer, Vice President     2000         --       --          --            --            --          --           --
 Finance & Administration,
 and Secretary

---------

(1) Mr. Hernandez received cash payments of $113,861 and $90,000 pursuant to terms of a special retention program for the years ended September 30, 2002 and 2001, respectively. Mr. Hernandez also received a cash payment of $1,015 related to an employee referral bonus for the year ended September 30, 2002. In addition, for the year ended September 30, 2001, $101,205 in professional fees was paid to an employment firm for Mr. Hernandez' services as consultant from November 2000 through January 2001.

                            STOCK OPTION INFORMATION

    Option Grants for the Year Ended September 30, 2002. No stock options or stock appreciation rights were granted by the Company to the Named Officer for the year ended September 30, 2002.

    Aggregated Year-End Option Values. The following table sets forth certain information concerning the number of options exercised by the Named Officer for the year ended September 30, 2002, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Officer as of September 30, 2002. Also reported are values for 'in-the-money' options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's common stock as of September 30, 2002.

                                                                           NUMBER OF
                                                                     SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                                     SEPTEMBER 30, 2002(#)         SEPTEMBER 30, 2002($)
                                        SHARES                    ---------------------------   ---------------------------
                                       ACQUIRED
                                          ON           VALUE
                NAME                  EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                ----                  -----------   -----------   -----------   -------------   -----------   -------------
George L. Hernandez.................        --            --         16,667            --          32,190         $ --

EQUITY COMPENSATION PLAN INFORMATION

    The following table gives information about the Company's common stock that may be issued upon exercise of options under the Company's existing equity compensation plans as of December 31, 2002.

                                        (a)               (b)                    (c)
                                                                        NUMBER OF SECURITIES
                                     NUMBER OF                           REMAINING AVAILABLE
                                   SECURITIES TO        WEIGHTED         FOR FUTURE ISSUANCE
                                   BE ISSUED UPON   AVERAGE EXERCISE        UNDER EQUITY
                                    EXERCISE OF         PRICE OF         COMPENSATION PLANS
                                    OUTSTANDING       OUTSTANDING       (EXCLUDING SECURITIES
          PLAN CATEGORY               OPTIONS          OPTIONS($)      REFLECTED IN COLUMN(A))
          -------------               -------          ----------      -----------------------
Equity compensation plans
  approved by security holders...     430,823           22.3179               1,977,089

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence experience requirements of NASDAQ, has furnished the following report:

    For the fiscal year ended September 30, 2002, the Company's Board of Directors performed the duties of the Audit Committee, which is responsible for providing independent, objective oversight of the Company's internal controls and financial reporting process. In December 2002, the Audit Committee was formed with its current members. The Audit Committee has operated under a written charter since July 2000. The current written charter was approved by the Board of Directors on April 1, 2003, and a copy is attached to this Proxy Statement as Appendix A.

    In connection with these responsibilities, the Board of Directors met with both management and KPMG to discuss the September 30, 2002 financial statements. The Board of Directors discussed with KPMG their independence from the Company and its management, including the matters in the written disclosure and the letter required by

Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Board of Directors discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Based on these reviews and discussions, the Board of Directors determined that the Company's audited financial statements were to be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

MEMBERS OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

EDWARD A. BENNETT  MARTIN E. WINTER, Chairman       MYRON M. PICOULT

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    For the fiscal year ended September 30, 2002, the Company's Board of Directors performed the duties of the Compensation Committee, which is responsible for the Company's executive compensation policies and for annually determining the compensation to be paid to the executive officers of the Company. During the 2002 fiscal year, the remaining executive officers of the Company were paid base salaries intended primarily to be competitive with companies in the process of winding-down operations in the San Francisco Bay area, as well as cash payments pursuant to a special retention program. The Company had no Chief Executive Officer during the 2002 fiscal year. Messrs. Simon and Harris were elected to the Compensation Committee in November 2002, and Messrs. Picoult and Winter joined the Committee in January 2003.

MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

MYRON M. PICOULT  MARTIN E. WINTER                         ROBERT C. HARRIS, JR.

                  RONALD I. SIMON, Chairman

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the five year cumulative total return of the Common Stock with that of the Nasdaq Stock Market (US) Index, the Nasdaq Stock Market Insurance Index and the Russell 2000 Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG AMERICAN INDEPENDENCE CORP., NASDAQ STOCK MARKET (U.S.) INDEX, RUSSELL 2000 INDEX AND NASDAQ INSURANCE STOCKS INDEX**


                         [GRAPHIC]

                                     NASDAQ        NASDAQ
                                     STOCK       INSURANCE   RUSSELL
                           AMIC   INDEX (U.S.)     INDEX      2000
                           ----   ------------   ---------   -------
       Sep. 97             100        100           100       100
       Sep. 98             150        102            90        81
       Sep. 99             361        166            83        96
       Sep. 00              88        220            80       119
       Sep. 01              22         90           100        94
       Sep. 02              34         71            98        85

  * Assumes that dividends were reinvested and is based on a $100 investment on September 30, 1997; indices data obtained from Center for Research in Security Price (CRSP)
 ** As a result of the acquisition of Independence American Holding Corp. on November 14, 2002, the Company is now an insurance holding company and it is more appropriate to compare the return of the Common Stock to the Nasdaq Insurance Stocks Index than to the Russell 2000 Index

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In May 2001, the Company retained Bear Stearns & Co. ('Bear Stearns') as financial advisor to the Company's Board of Directors on strategic options for the Company. In connection with the Company's acquisition of Independence American Holdings Corp. from SSH Corp. and Independence Holding Company ('IHC') on November 14, 2002 (the 'Transaction'), the Company paid Bear Stearns $1,337,000 for the fiscal year ended September 30, 2002. Subsequently on November 15, 2002, the Company paid Bear Stearns $543,000 in connection with the Transaction. Robert C. Harris, Jr., a Director of the Company, is a senior managing director of Bear Stearns.

    The Company's insurance company subsidiary has entered into reinsurance treaties with insurance company subsidiaries of IHC pursuant to which these subsidiaries cede, at treaty renewals, at least 15% of their employer medical stop-loss and managed care premiums to the Company's insurance company subsidiary. Three of the Company's subsidiaries have entered into management agreements with an insurance company subsidiary of IHC pursuant to which the Company's subsidiaries will earn fees for marketing, underwriting and administering insurance policies on behalf of such insurer.

    In November 2002, the Company and IHC entered into a services agreement pursuant to which IHC will charge the Company on an hourly basis for services provided by certain executive officers of IHC (including Mr. Thung) to the Company. The Company paid IHC $18,500 during 2002 and $69,100 during the first quarter of 2003 under this agreement.

    The board of directors recommends a vote "FOR" Proposal 1.

                                   PROPOSAL 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has selected KPMG as the independent auditors of the Company for the year 2003. It is anticipated that representatives of KPMG, who also served as the Company's auditors for 2002, will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

    The following table presents fees for professional audit services rendered by KPMG for the audit of the Company's annual financial statements for September 30, 2002, and fees billed for other services rendered by KPMG.

Audit fees, excluding audit related.........................  $176,000
                                                              --------
                                                              --------
Financial information systems design and implementation.....         0
All other fees:
    Audit related fees(1)...................................   148,000
    Other non-audit services(2).............................    19,000
                                                              --------
Total all other fees........................................  $343,000
                                                              --------
                                                              --------

---------

(1) Consist of audits of benefit plans and accounting consultation related to the Transaction.
(2)  Other non-audit fees consist of tax services.

-------------------
    The Board of Directors has considered whether the provision of these services is compatible with maintaining the independence of KPMG.

    The board of directors recommends a vote "FOR" Proposal 2.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file with the Securities and Exchange Commission ('SEC') and any national securities exchange on which these securities are registered, initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock or other equity securities of the Company. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were complied with for the fiscal year ended September 30, 2002.

                             STOCKHOLDER PROPOSALS

    Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders to be held in 2004 must be received at the Company's principal executive office not later than December 31, 2003 in order to be includable in the proxy material for such meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the meeting. As to any business which would properly come before the meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

                                        By Order of the Board of Directors


                                        /s/ David T. Kettig
                                        .......................................
                                        DAVID T. KETTIG
                                        Secretary


April 30, 2003

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

I. Organization

The Committee shall consist of at least three Directors, including a Chairperson, each of whom shall:

    A. meet the applicable independence and experience requirements of the NASDAQ or other relevant listing authority, the federal securities laws (as amended by the Sarbanes-Oxley Act of 2002) and the rules and regulations of the Securities and Exchange Commission ('SEC');
    B. must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement; and

At least one member of the Committee will be qualified as an 'audit committee financial expert,' as defined by the rules and regulations of the SEC.

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee also shall meet periodically with management and with the independent auditor (without the participation of management) in separate executive sessions. The Committee shall make regular reports to the Board on the Committee's activities.

II. Purpose

The Committee will:

    A.   assist the Board of Directors in its oversight of:

                the integrity of the Company's financial statements, and disclosure and other internal control processes; and

                the Company's compliance with ethics policies, and legal and regulatory requirements;

    B. prepare the report of the Committee required to be included in the Company's annual proxy statement;
    C. select, retain, compensate, oversee and evaluate the independent auditor; and
    D. provide oversight on the Company's guidelines and policies with respect to business risk management and any other matters as the Board or the Committee deems appropriate.

III. Responsibilities

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to determine that the Company's financial statements are complete, accurate, and in accordance with accounting principles generally accepted in the United States, or to plan or conduct audits. These are the responsibilities of management or the independent auditor.

The Committee may amend this Charter from time to time as it deems appropriate.

    A.   Relationship with Independent Auditor

         1. Selection and Oversight of Independent Auditor

         The Committee shall have the sole authority and responsibility to retain and terminate the Company's independent auditor. The independent auditor shall report directly to the Committee. The Committee shall resolve disagreements between management and the independent auditor regarding financial reporting, and communicate to the independent auditor that he/she is ultimately accountable to the Committee. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor.

         The Committee shall:

          (a) review and evaluate the lead audit partner of the independent auditor team;

          (b) ensure the rotation of the lead audit partner, and other professional personnel of the independent auditor involved in the audit, as required by law and regulation;

          (c) set clear hiring policies for employees or former employees of the independent auditor, in compliance with SEC and NASDAQ regulations;

          (d) meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit; and

          (e) pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor, subject to applicable de minimis exceptions for non-audit services. The Committee may delegate this authority to a subcommittee of one or more Committee members; provided, however, that such subcommittee decisions subsequently are presented to the full Committee in a timely manner, but in no event later than the next Committee meeting.

         2. Assessment of Independence and Quality of Independent
         Auditor

         At least annually, the Committee shall obtain and review a formal written report by the independent auditor describing:

          (a)  the auditing firm's internal quality-control procedures;

          (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

          (c) all relationships between the independent auditor and the Company (in order to assess independence). The Committee will engage in an active dialogue with the independent auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the independent auditor, and take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

    C.   Oversight of Financial Disclosure and Internal Controls

        1. The Committee will review and discuss with management and the independent auditor, as appropriate:

            (a) the Company's annual audited financial statements and quarterly unaudited financial statements, as well as 'Management's Discussion and Analysis of Financial Condition and Results of Operations', the results of each quarterly review and annual audit by the independent auditor, and other matters required to be discussed with the independent auditor by relevant auditing standards, including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements. The Committee also will review and discuss each Form 10-Q and Form 10-K with the Chief Executive Officer, the Chief Financial Officer and the Internal Counsel, prior to filing. The Committee will report to the Board and shareholders whether it recommends to the Board that the most recent year's audited financial statements be included in the Form 10-K;
            (b) any other SEC filings as the Committee deems appropriate, prior to filing;
            (c)  earnings press releases (including the use of pro forma or adjusted non-GAAP information) prior to release;
            (d)  financial information and earnings guidance provided to analysts and rating agencies (this discussion may be
                 general, and need not take place prior to each instance in which such information is provided); and
            (e) the integrity of the Company's accounting and financial reporting processes (both internal and external), including, but not limited to:

                 (i) all critical accounting policies and practices (including accounting estimates) to be used by the Company, including all major issues regarding accounting principles and financial statement presentations, and any significant changes in the Company's selection or application of accounting principles;

                (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments (including use of estimates) made in connection with the preparation of the financial statements, including any required analyses of the effects of alternative GAAP methods on the financial statements;

               (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;
                (iv) the results of the activities of the Internal Auditor and the independent auditor, including major conclusions, findings and recommendations and related management responses;
                 (v) any material written communications between the independent auditor and management, including any management letters or schedules of unadjusted differences; and
                (vi) matters of audit quality and consistency, including required communications between the audit team and the independent auditor's national office respecting auditing or accounting issues arising during the engagement.
               (vii)  management's assertions concerning the effectiveness of:

                      (1)  disclosure controls and procedures; and
                      (2)  internal controls, as of the end of the most recent fiscal year;

              (viii) any disclosures made to the Committee by the Company's chief executive officer and/or chief financial officer regarding:

                      (1)  significant deficiencies in the design or operation of internal controls or any material weaknesses therein; and
                      (2)  any fraud, whether or not material, involving management or other employees who have a significant role in the
                           Company's internal controls; and

                (ix) any special audit steps adopted in light of material control deficiencies

        2. The Committee will review and discuss, with the independent auditor, any audit problems or other difficulties encountered by the independent auditor in the course of the audit process, and management's response, including any:

              (a) restrictions on the scope of the independent auditor's activities or on access to requested information;
              (b) significant disagreements with management (and management's responses to such matters);
              (c) accounting adjustments that were noted or proposed by the independent auditor but were passed (as immaterial or otherwise); and
              (d) management or internal control letter issued, or proposed to be issued, by the independent auditor to the Company.

        3.   The Committee shall review:

              (a) material litigation involving the Company and litigation involving officers and directors;
              (b) legal, tax and other developments of major significance to the Company;

                                      A-4

              (c) the Company's guidelines and policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control such exposures.
              (d) compliance with the law, legal business policies and regulatory requirements;
              (e)  the management delegation of authority process; and
              (f) such other matters as the Board or the Committee considers appropriate.

IV. Compliance and Investigations

The Committee shall establish procedures, within the timeframe established by SEC rulemaking and NASDAQ regulations, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty. In discharging its oversight role, the Committee is empowered to investigate any matter within the scope of its responsibility, with full access to all books, records, facilities and personnel of the Company. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

V. Engagement of Experts and Advisors

The Committee will, as it deems appropriate, engage outside legal, accounting or other advisors, without the need for prior approval by the Board of Directors. The Company shall provide appropriate funding, as determined by the Committee, for payment of applicable fees and expenses of these parties.

VI. Self-Assessment and Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the Committee's compliance with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

                                      A-5

                                 Appendix 1

                          AMERICAN INDEPENDENCE CORP.
                         485 Madison Avenue, 14th Floor
                            New York, New York 10022

                                     PROXY

     This Proxy is solicited on behalf of the board of directors for the Annual Meeting of Stockholders of American Independence Corp. to be held on June 19, 2003.

     The undersigned, revoking all previous proxies, hereby appoints Teresa A. Herbert and David T. Kettig, and each or either of them (the "Proxy") as the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders (the "Annual Meeting") of American Independence Corp. (the "Company") to be held at the Grand Havana Room, 666 Fifth Avenue, 39th Floor, New York, New York 10103, on June 19, 2003, commencing at 10:00 a.m. local time, and any and all adjournments and postponements thereof, and to vote, as indicated below and in their discretion upon such other matters as may properly come before the Annual Meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

     Please date and sign your Proxy on the reverse side and return it promptly.

                  (Continued and to be Signed on Reverse Side)

-------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


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


                                                        [ ]
                                                Please Mark Here for
                                                Address Change or Comments
                                                SEE REVERSE SIDE


                            FOR                   WITHHOLD
                       All nominees               AUTHORITY
                 listed below (except as       to vote for the
                      marked to the               nominees
                     contrary below)            listed below
                          [ ]                       [ ]

1. To elect seven directors:
      01 Edward A. Bennett, 02 Robert C. Harris, Jr.
      03 Edward Netter, 04 Myron M. Picoult,
      05 Ronald I. Simon, 06 Roy T.K. Thung, 07 Martin E. Winter

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

------------------------------------------------------------------------------
                                          FOR      AGAINST       ABSTAIN
2. To ratify the appointment of KPMG LLP  [ ]        [ ]           [ ]
   as our independent auditors for the
   fiscal year ending December 31, 2003

This Proxy is solicited on behalf of the board of directors. Unless otherwise specified, the shares will be voted "FOR" the the election of seven directors and the appointment of KPMG LLP. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Signature(s)                                    Date
            ------------------------------------    ----------------------
Note: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

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